EXHIBIT 99.1

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
265 Turner Drive
Durango, Colorado 81303

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON July 15, 2005

To our Shareholders:

     The 2005 Annual Meeting of Shareholders of Rocky Mountain Chocolate Factory, Inc. (the “Company”) will be held on Friday, July 15, 2005 at 10:00 a.m. (local time), at The Doubletree Hotel, 501 Camino Del Rio, Durango, Colorado 81303 for the following purposes:

1.	To elect six directors to serve until the fiscal 2006 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

2.	To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to increase from 7,250,000 to 100,000,000 the aggregate number of shares of Common Stock that the Company is authorized to issue.

3.	To consider and vote upon a proposal to amend the Company’s 2000 Nonqualified Stock Option Plan for Nonemployee Directors to increase from 138,600 to 199,800 the aggregate number of shares of Common Stock authorized for issuance under such plan.

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of Common Stock of record at the close of business on May 31, 2005 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

THE COMPANY WILL FILE A PROXY STATEMENT, CONTAINING A DESCRIPTION OF THE DIRECT AND INDIRECT INTEREST OF THE MANAGEMENT AT WHOSE DIRECTION THIS NOTICE IS BEING GIVEN, WITH THE SECURITIES AND EXCHANGE COMMISSION PRIOR TO THE ANNUAL MEETING. SHAREHOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. A FREE COPY OF THE PROXY STATEMENT, ONCE IT IS FILED, AS WELL AS OTHER FILINGS CONTAINING INFORMATION ABOUT THE COMPANY, CAN BE OBTAINED WITHOUT CHARGE AT THE SEC’S WEB SITE (HTTP://WWW.SEC.GOV). COPIES OF THE PROXY STATEMENT WILL ALSO BE MAILED, WITHOUT CHARGE, TO EACH SHAREHOLDER OF RECORD AS OF THE CLOSE OF BUSINESS ON MAY 31, 2005, OR MAY BE OBTAINED BY DIRECTING A REQUEST TO THE COMPANY.

By order of the Board of Directors

Virginia M. Perez
Secretary

Durango, Colorado
June 8, 2005